CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-205738) and Forms S-8 (Nos. 333-205609, 333-206783, 333-208346, 333-219828 and 333-220890) of PayPal Holdings, Inc. of our report dated February 7, 2018 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
February 7, 2018